EXHIBIT 21.1

Ultra Clean Holdings, Inc.
List of Subsidiaries

Ultra Clean Technology Systems and Service, Inc. (a California corporation)
Ultra Clean International Holding Company (a Cayman Islands corporation)
Ultra Clean Micro-Electronics Equipment (Shanghai) Co., Ltd. (a Chinese company)
Ultra Clean Pacific Holdings PTE., Ltd. (a Singapore company)
Ultra Clean Technology (Malaysia) SDN. BHD. (a Malaysia company)
Far East International Holdings Ltd (a Hong Kong company)
Ultra Clean Asia Pacific, Pte Ltd (a Singapore company)
American Integration Technologies LLC (a Delaware limited liability company)
Integrated Flow Systems, LLC (a California limited liability company)
UCT Thermal Solutions, Inc. (a Delaware corporation)
Dash Acquisition Subsidiary, LLC (a Delaware limited liability company)
UCT Fluid Delivery Solutions s.r.o (a Czech Republic company)
Quantum Global Technologies, LLC (a Delaware limited liability company)
QuantumClean Technologies (S) Pte. Ltd. (a Singapore company)
QuantumClean Global – Israel Ltd. (an Israel company)
QuantumClean Global Technologies Ireland Limited (an Ireland company)
Quantum Global Technologies Holding Company, LLC (a Delaware limited liability company)
Quantum Global Technologies Korea Co., Ltd. (a South Korea company)
Cinos Co., Ltd. (a South Korea company)
Cinos Xian Clean Technology, Ltd. (a Chinese company)
Cinos Engineering Solutions Co., Ltd. (a South Korea company)
Tainan Quantum Technologies Co. Ltd. (a Taiwan company)
UCT Israel Ltd. (an Israel company)
Ham-Let (Israel-Canada) Ltd. (an Israel company)
Ham-Let CFS Ltd. (a United Kingdom company)
CFS GmbH (a Germany company)
HTC Ltd. (an Israel company)
UCT Incubator Ltd. (an Israel company)
Astava International B.V. (a Netherlands company)
Astava B.V. (a Netherlands company)
Ham-Let GmBH (a Germany company)
Polkas Sp. Z.o.o. (a Poland company)
Ham-Let Russia LLC (a Russia company)
Ham-Let France (a France company)
Ham-Let U.S.A., Inc. (a Texas corporation)
Ham-Let Singapore Valves & Fittings PTE Ltd. (a Singapore company)
Ham-Let (Canada) Fittings & Valves, Inc. (a Canada company)
Ham-Let Motoyama Japan Co., Ltd. (a Japan company)
Ham-Let Benelux B.V. (a Netherlands company)
Ham-Let Shanghai Trade Co., Ltd. (a Chinese company)
Ham-Let (Thailand) Ltd. (a Thailand company)
Hoffman Instrumentation Supply, Inc.
HIS Innovation Group Ireland LTD